Exhibit 99.2

Oramed Submits Phase 2a Protocol to FDA for the Treatment of Type 1 Diabetes with its Oral
Insulin Capsule

JERUSALEM February 10, 2014—Oramed Pharmaceuticals Inc. (NASDAQCM: ORMP) (www.oramed.com), a clinical-stage pharmaceutical company focused on the development of oral drug delivery systems, announced today that it has submitted a protocol to the U.S. Food and Drug Administration (FDA) to initiate a Phase 2a trial of its orally ingestible insulin capsule, ORMD 0801, for type 1 diabetes.

The protocol was submitted under Oramed’s existing IND for ORMD-0801 to include both type 1 and type 2 diabetes indications. The double-blind, randomized, placebo controlled, seven-day study design will be carried out at an inpatient setting on twenty-four type 1 diabetic patients. This US- based study is expected to start later this quarter.

"With the encouraging data from our recent Phase 2a FDA trial on type 2 diabetic patients, we are moving forward on both the type 1 and type 2 indications by submitting this type 1 protocol to the FDA while gearing up for the Phase 2b multi-center trial on type 2 patients to take place later this year," commented Oramed CEO Nadav Kidron.

About ORMD-0801 Oral Insulin and T1DM

Oramed proposes to introduce ORMD-0801 to reduce the mealtime insulin doses, introducing a treatment regimen which would allow for fewer daily injections.  Moreover, oral administration offers the benefit of reduced systemic exposure and may enable tighter regulation of blood sugar levels by directly affecting glucose control in the liver.  For more information on ORMD-0801, the content of which is not part of this press release, please visit http://oramed.com/index.php?page=14

About Oramed Pharmaceuticals

Oramed Pharmaceuticals is a technology pioneer in the field of oral delivery solutions for drugs and vaccines currently delivered via injection. Established in 2006, Oramed's Protein Oral Delivery (PODTM) technology is based on over 30 years of research by top research scientists at Jerusalem's Hadassah Medical Center. Oramed is seeking to revolutionize the treatment of diabetes through its proprietary flagship product, an orally ingestible insulin capsule (ORMD-0801) currently in Phase 2 clinical trials on patients with type 2 diabetes (T2DM) under an Investigational New Drug application with the U.S. Food and Drug Administration, and with its oral exenatide capsule (ORMD-0901; a GLP-1 analog). Oramed is also moving forward with clinical trials of ORMD-0801 for the treatment of type 1 diabetes. The company's corporate and R&D headquarters are based in Jerusalem.

For more information, the content of which is not part of this press release, please visit www.oramed.com

Forward-looking statements:  This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. For example, we are using forward-looking statements when we discuss our clinical trials, including the expected timing, and revolutionizing the treatment of diabetes with our products. These forward-looking statements are based on the current expectations of the management of Oramed only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including the risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval or patent protection for our product candidates; competition from other pharmaceutical or biotechnology companies; and our ability to obtain additional funding required to conduct our research, development and commercialization activities. In addition, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in technology and market requirements; delays or obstacles in launching our clinical trials; changes in legislation; inability to timely develop and introduce new technologies, products and applications; lack of validation of our technology as we progress further and lack of acceptance of our methods by the scientific community; inability to retain or attract key employees whose knowledge is essential to the development of our products; unforeseen scientific difficulties that may develop with our process; greater cost of final product than anticipated; loss of market share and pressure on pricing resulting from competition; laboratory results that do not translate to equally good results in real settings; our patents may not be sufficient; and final that products may harm recipients, all of which could cause the actual results or performance of Oramed to differ materially from those contemplated in such forward-looking statements. Except as otherwise required by law, Oramed undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risks and uncertainties affecting Oramed, reference is made to Oramed's reports filed from time to time with the Securities and Exchange Commission.

Company Contact:
Oramed Pharmaceuticals
Aviva Sherman-Guiloff
Office: +972-2-566-0001
US: 1-718-831-2512
Email: aviva@oramed.com

Oramed Pharmaceuticals Inc.   |    Kefar Hi-Tech 2/4 P.O. Box 39098, Jerusalem, Israel 91390.   |    www.oramed.com

Phone: 011-972-2-566-0001   |    Fax: 011 972-2-566-0004  |    Email: office@oramed.com